Exhibit 99.1

 KBW Virtual Real Estate Finance & Technology Conference Investor Presentation 1Q 2020  May 28, 2020

 This presentation contains summarized information concerning Mr. Cooper Group Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this presentation is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company’s most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well other reports filed with the SEC from time to time. Such reports are or will be available in the Investors section of the Company’s website (www.mrcoopergroup.com) and the SEC’s website (www.sec.gov).Forward Looking Statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including target ROTCE and strategic initiatives, estimates of Originations profitability and total funding, customers entering into forbearance plans and the adequacy and amount of available liquidity. All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and the global economies; federal, state, and local government responses to the pandemic; borrower forbearance rates and availability of financing. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC.Non-GAAP Measures. This presentation contains certain references to non-GAAP measures. Please refer to the Appendix for more information on non-GAAP measures.   Important Information

 Post Crisis, Servicing Market Share Shifted to Non-banks (%)  Industry-leading Portfolio Growth  Source: Federal Reserve, Inside Mortgage Finance as of 12/31/2019  Evolution of the Leading Non-bank Mortgage Servicer

 ⁽¹⁾ Percentage of loans boarded delinquent brought back to performing status, compared to industry reperformance for buckets of similar loans. Source: Core Logic ⁽²⁾ Direct servicing cost per loan for performing loans. Categories are defined as prime servicers; “Mid to Large” is 500k-1mm loans, “Large” is greater than 1mm loans, “Small” is less than 100k loans. Source: 2018 MBA Peer Group Study   Best-in-Class Operational Skills  Kept More People in Their Homes  Returning Delinquent Loans to Performing Status at 2X the Industry Rate (1)  Built a Very Efficient Operating Platform  Industry  Direct Servicing cost per Loan below Peer Average (2)

 Industry(1)  Significant Improvement in Customer Experience  Refinance Recapture is a Competitive Advantage  Rebranding Establishes Customer-centric Culture  Complaints Ratio (per 1,000 loans)  Complaints    ⁽¹⁾ Industry refinance recapture data as of 4Q’19 based on Black Knight’s mortgage monitor January 2020 report.

 Note: Please see appendix for reconciliations of non-GAAP items  First Quarter Highlights  Reported ($171) mm net loss or ($1.84) per diluted share, reflecting mark-to-market of ($383) mmMoved more than 95% of teammates to work-from-home status in 5 daysIncreased unrestricted cash q/q to $579 mm from $329 mmSubsequent to quarter-end, increased committed warehouse capacity for servicing advances by $850 mmGenerated strong pretax operating income of $127 mm, equivalent to 19.6% ROTCEOriginations segment generated pretax income of $158 mm on funded volume of $12.4 bnServicing margin compressed to 3.9 bpsXome generated $13 mm in pretax operating income, with third-party revenue rising q/q from 51% to 55%

 Total Forbearance Take-up  Business planning scenario  % of portfolio  Forbearance Update  Estimates of forbearance take-ups are forward-looking and are subject to a number of risks, uncertainties and changes in circumstances, certain of which are beyond our control. Actual results could differ materially as a result of several factors, including the severity and duration of the COVID-19 pandemic  Jun 30

Strategic Priorities during the COVID-19 Pandemic


TARGET ROTCE 12%+
STRENGTHEN BALANCE SHEET
CONTINUOUS COST STRUCTURE IMPROVEMENTS
GROW & STRENGTHEN CUSTOMER BASE
REINVENT CUSTOMER EXPERIENCE
SUSTAIN CULTURE & TALENT

Strengthening the Balance Sheet

- Refinanced 2021 and 2022 senior notes, creating 3-year liquidity runway
- Increased cash
- Expanded committed funding capacity for servicing advances

Managing Cost Structure

- Thoughtful capacity planning for call center and back office teams
- Roll-out of forbearance resources including digital tools
- Leveraging Project Titan investments that reengineered modification process

Mr. Cooper Group 8

Summary 1Q'20 Financial Results

$ mm's, except per share data	1Q'20	4Q'19	1Q'19
Servicing	$32	$56	$73
Originations	158	138	45
Xome	13	14	-
Corporate debt interest expense	(51)	(50)	(51)
Corporate expense/other	(25)	(33)	(19)
Pretax operating income[(1)]	**$127**	**$125**	**$48**
Other mark-to-market[(2)]	(353)	133	(268)
Merger related costs	-	-	(20)
Adjustments	(4)	(6)	20
Intangible amortization	(9)	(12)	(13)
Pretax (loss) income	($239)	$240	($233)
Valuation allowance release	-	285	-
Income tax (expense) benefit	68	(64)	47
Net (loss) income	**($171)**	**$461**	**($186)**
Weighted average diluted sharecount	91.4	92.6	90.8
Diluted EPS[(5)]	($1.84)	$4.95	($2.05)

TBV Rollforward[(1)(6)]	$ mm's	Per share
4Q'19	**$2,037**	**$22.36**
1Q'20 net loss[(5)]	(171)	(1.84)
Intangible amortization	9	0.10
Other	10	0.11
1Q'20	**$1,885**	**$20.50**

	$mm's	ROTCE
GAAP net loss	($171)	(34.9%)
Fully-taxed operating income[(1)(3)]	**$96**	**19.6%**
Cash tax-effected operating income[(1)(4)]	$123	25.1%
Discretionary steady state cash flow	$147	n/a

Adjustments

- $4 mm in severance charges in Servicing related to corporate actions

Other Notable Items

- Servicing included a $15 mm loss in the Reverse portfolio
- Originations included a $21 mm charge to reverse gains associated with spec pool deliveries and a $13 mm charge to eliminate revenue associated with loans where customer employment issues may pose a risk to closing
- Corporate included $8 mm in charges associated with the exit of an ancillary business unit

(1) Please see appendix for reconciliations of non-GAAP items
(2) Other mark-to-market does not include fair value amortization. Fair value amortization represents the additional amortization required under the fair value amortization method over the cost amortization method
(3) Assumes GAAP tax-rate of 24.2% and does not give credit to cash flow benefits of the DTA
(4) Assumes marginal tax rate of 3.2%
(5) Per share data calculated based on net income (loss) attributable to common shareholders
(6) TBV/share calculated on ending period sharecount

Mr. CooperGroup 9

 MSR Value Pressured by Lower Rates  The company reported a negative mark-to-market of $383 mm, consisting of $353 mm associated with the decline in interest rates, and $30 mm related to the excess of fair value over cost-basis amortization  Mortgage Rate  Customers in Millions  Portfolio %  +50 bps  1.00  29%  +25 bps  1.24  35%  Current rate  1.44  41%  -25 bps  1.58  45%  -50 bps  1.65  47%  Rate/term Refinance Opportunity  30-year fixed mortgage rate-24 bps q/q  5-year swap rate -120 bps q/q  Note: Rate/term refinance opportunity for forward customers based on average savings of approximately $250/month, equivalent to a 2-year payback.

 The company responded to mortgage capital markets volatility in mid-March by taking steps to de-risk the pipeline, positioning the Originations segment for strong profitability in 2Q’20  ⁽¹⁾ Please see appendix for reconciliations of non-GAAP measures⁽²⁾ Preliminary estimate. Actual results could differ materially.   Originations Profits Remain Strong  Originations Pretax Margin⁽¹⁾  Funded Volume By Channel ($ bn’s)   Correspondent -12% q/q  Direct to Consumer +10% q/q  Wholesale    -2%q/q  $ bn’s  1Q’20  2Q’20E⁽²⁾  Locked volume  12.7  10.0  Funded volume  12.4  10.0  Pretax Margin  1.22%  3.0%

Servicing Portfolio Remained Roughly Stable



Portfolio Walk ($ bn's)
$643
$12
$17
$7
$2
$629
4Q'19
Originations
Runoff
Portfolio Sale(1)
Other
1Q'20



Reverse
4%
17%
GNMA
Portfolio Composition
50%
21%
Subservicing
GSE
8%
PLS

- Servicing portfolio ended the quarter at $629 bn, relatively flat with the fourth-quarter level net of a $7 bn portfolio sale that deboarded during the quarter
- Excluding the economic share of run-off attributable to excess spread co-investment partners, the net replenishment rate for the forward owned MSR portfolio remained approximately 100%
- Subservicing remains at 50% of the total portfolio
- The reverse mortgage portfolio remains in run-off, with balances down 20% y/y

(1) MSR portfolio sale that transferred to subservicing portfolio in 4Q'19 and deboarded during 1Q'20
Note: Portfolio Sale Originations and Runoff refer to MSR portfolio. Net replenishment is calculated as originations funded volume excluding subservicing, divided by net run-off. During the quarter, originations of $12.4 bn included $1.7 bn associated with subservicing contracts. Net run-off is calculated as $17 bn in run-off associated with the forward owned MSR, less 40% attributable to excess spread co-investors, based on the ratio of the excess spread liability to the MSR value at the end of the quarter

Mr. Cooper Group 12

Forward operating income before amortization and one-time items  Servicing Margin (bps)⁽¹⁾  Servicing Margin Impacted by Amortization and Reverse  High CPRs and amortization continued in 1Q’20Servicing included a $15mm loss in the Reverse portfolio, driven primarily by the impact of sharply lower interest rates on purchase accounting for Reverse Mortgage Interest  ⁽¹⁾ Please see appendix for reconciliations of non-GAAP measures  Total CPR  60+ Day Delinquency  One-time items  6.7  6.0  Amortization  Reverse

 Auction exchange continued to win third-party business, growing average Exchange properties under management over the last six months to 17,777Third-party revenue percentage increases from 51% to 55% q/qContinued strong results in title and close, reflecting higher refinance-related orders  ⁽¹⁾ Please see appendix for reconciliations of non-GAAP measures  Xome Expands Third-Party Revenues  Exchange Sales and Services Orders  Operating Profitability ($ mm’s)⁽¹⁾  Exchange properties sold  Average Exchange Properties Under Management  Services completed orders

 $850 mm Increase in Committed Funding Capacity for Servicing Advances  Subsequent to quarter end, expanded committed financing capacity for GSE advances by $650 mm to $875 mm Subsequent to quarter end, expanded committed financing capacity for PLS advances by $200 mm to $425 mmPlan to fund GNMA advances through MSR lines, corporate cashflow, and PTAP if necessary  ⁽¹⁾ Servicing advances before discounts ⁽²⁾ Includes T&I and corporate advances⁽³⁾ Primarily includes advances related to interim servicing, special servicing agreements, and advances ineligible for financing⁽⁴⁾ Financing Capacity as of April 24, 2020, outstanding as of March 31, 2020  Advances by Investor as of March 31, 2020  Financing Capacity⁽⁴⁾  Advance Financing Plan

 Appendix

   Segment Operating Income and non-GAAP Reconciliation  ⁽¹⁾Consolidated includes eliminations⁽²⁾ Amount represents the additional amortization required under the fair value amortization method over the cost amortization method

 Tangible Book Value (TBV) and TNW/Assets Reconciliation  ⁽¹⁾ Tangible assets excludes goodwill and intangible assets ⁽²⁾ Based on TBV divided by Tangible assets

 ROTCE Reconciliation  ⁽¹⁾Assumes GAAP tax-rate of 24.2% and does not give credit to cash flow benefits of the DTA⁽²⁾Assumes marginal tax rate of 3.2%  ROTCE is a non-GAAP financial measure that is computed by dividing annualized earnings by tangible common equity. Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. The methodology of determining tangible common equity may differ among companies. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measure to its most directly comparable GAAP financial measure because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimate of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

 Servicing Non-GAAP Reconciliation

 Servicing Profitability

 Servicing Profitability [cont.]

 Servicing Portfolio  ⁽¹⁾ 4Q’18 ending unpaid principal balance was $295,481 million

 Originations Profitability  ⁽¹⁾ Calculated on pull through adjusted lock volume as revenue is recognized at the time of loan lock

 Originations Profitability [cont.]  ⁽¹⁾ Calculated on funded volume as expenses are incurred based on closing of the loan⁽²⁾ Revenue based on pull through adjusted lock volume, expenses based on funded volume

 Xome Non-GAAP Reconciliation  $

 Xome Profitability  $  $

 Adjusted EBITDA  ⁽¹⁾ Adjusted EBITDA calculated consistent with the definition in the corporate indentures for senior unsecured notes maturing in 2023, 2026, and 2027. 1Q’20 includes corporate actions related to management and staffing changes $4 mm

 1Q’20 Sources and Uses Cash Flow   ⁽¹⁾ Based on marginal tax rate of 3.2%, net of federal benefit. Actual tax payments/refunds included in total working capital changes.⁽²⁾ Includes mortgage loans originated, sold or repurchased, net gains on mortgage loans held for sale excluding capitalized servicing rights, reverse mortgage interests, interest income on reverse mortgage loans, and HECM and participating interest activities, repayment of nonrecourse debt – legacy assets, and changes in warehouse facilities, advance facilities, advances and other receivables, other assets, payables and other liabilities, taxes, and other activities⁽³⁾ Required investment to sustain the net MSR is based on sum of $(152) mm forward MSR amortization, $68 mm excess spread accretion, and $(30) mm fair value amortization